Exhibit 10.1

BIOSANTE PHARMACEUTICALS, INC.
AMENDED AND RESTATED 1998 STOCK PLAN

(As amended through May 30, 2003)

1.                                       Purpose of Plan.

The purpose of the BioSante Pharmaceuticals, Inc. 1998 Stock Plan (the “Plan”) is to advance the interests of BioSante Pharmaceuticals, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.                                       Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1                                 “Board” means the Board of Directors of the Company.

2.2                                 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3                                 “Change in Control” means an event described in Section 10.1 of the Plan.

2.4                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.5                                 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6                                 “Common Stock” means the common stock of the Company, par value $0.0001 per share, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.7                                 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8                                 “Eligible Recipients” means all employees (including officers and directors who are also employees) of the Company or any Subsidiary and any non-employee directors and officers and individual consultants and independent contractors of the Company or any Subsidiary, other than consultants or independent contractors providing services in connection with the offer or sale of securities in a capital raising transaction or who directly or indirectly promote or maintain a market for the Company’s securities.

2.9                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10                           “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common

Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or SmallCap Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.11                           “Incentive Award” means an Option or Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.12                           “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13                           “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.14                           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.15                           “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.16                           “Previously Acquired Shares” means shares of Common Stock or any other shares of capital stock of the Company that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

2.17                           “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.18                           “Securities Act” means the Securities Act of 1933, as amended.

2.19                           “Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan.

2.20                           “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock that is payable in the form of Common Stock, cash or any combination of the foregoing.

2.21                           “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.22                           “Tax Date” means the date any withholding tax obligation arises under the Code or other applicable tax statute for a Participant with respect to an Incentive Award.

3.                                       Plan Administration.

3.1                                 The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m)

of the Code.  Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of all of the members of such committee), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established; provided, however, that with respect to the grant of any Incentive Award to a Participant who is then a Committee Member, and to any action that may be taken hereunder by the Committee regarding any such Incentive Award for so long as such Participant is a Committee Member, such action may be taken only by the Board.  To the extent consistent with applicable corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act and Section 162(m) of the Code.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the participants and their respective successors-in-interest.  No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2                                 Authority of the Committee.

(a)                                  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, shares of Common Stock, shares of any capital stock of the Company, Stock Units or any combination of the foregoing.

(b)                                 The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.  No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Incentive Award for purposes of this Plan.

(c)                                  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other similar change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

(d)                                 The Committee may permit or require the deferral of any payment, issuance or other settlement of an Incentive Award subject to such rules and procedures as the Committee may establish, including the conversion of such payment, issuance or other settlement into Stock Units and the payment or crediting of interest, dividends or dividend equivalents.

4.                                       Shares Available for Issuance.

4.1                                 Maximum Number of Shares Available.  Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 2,000,000 shares of Common Stock, plus any shares of Common Stock which, as of the date the Plan is approved by the stockholders of the Company, are reserved for issuance under the Company’s existing Stock Option Plan and which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan.  The Committee may use shares available for issuance under the Plan as the form of payment for compensation, awards or rights earned or due under deferred or any other compensation plans or arrangements of the Company or any Subsidiary.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

4.2                                 Calculation of Shares Available.  Shares of Common Stock (a) that are issued under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary or (b) that are subject to outstanding Incentive Awards, Stock Units or other awards or rights earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary, will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  To the extent that any shares of Common Stock that are subject to an Incentive Award, Stock Unit or other award or right earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary (a) are not issued to a Participant under the Plan or a participant under any deferred or other compensation plan or arrangement of the Company or any Subsidiary due to the fact that such Incentive Award, Stock Unit or other award or right earned or due under the Plan or under any deferred or other compensation plan or arrangement of the Company or any Subsidiary lapses, expires, is forfeited or for any reason is terminated unexercised or unvested, or is settled or paid in cash or (b) are used to satisfy any exercise price or withholding obligations, such shares will automatically again become available for issuance under the Plan.  In addition, to the extent that a Participant tenders (either by actual delivery or by attestation) shares of Common Stock already owned by the Participant to the Company in satisfaction of any exercise price or withholding tax obligations, such shares will automatically again become available for issuance under the Plan.

4.3                                 Adjustments to Shares and Incentive Awards.  In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

5.                                       Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.                                       Options.

6.1                                 Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2                                 Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.3                                 Exercisability and Duration.  An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4                                 Payment of Exercise Price.  The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares (including through delivery of a written attestation of ownership of such Previously Acquired Shares if permitted, and on terms acceptable, to the Committee in its sole discretion), a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

6.5                                 Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Lincolnshire, Illinois and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6                                 Aggregate Limitation of Stock Subject to Incentive Stock Options.  To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options.  The determination will be made by taking incentive stock options into account in the order in which they were granted.  If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.                                       Stock Awards.

An Eligible Recipient may be granted one or more Stock Awards under the Plan, and such Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.  The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Stock Award as it deems appropriate; and provided, further, that if the Participant defers the receipt of the Stock Award under any deferred compensation plan or arrangement of the Company or any Subsidiary and in lieu thereof receives a Stock Unit, such Participant will not have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to the Participant as a Stock Award under this Section 7.

8.                                       Effect of Termination of Employment or Other Service.

8.1                                 Termination Due to Death, Disability or Retirement.  Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award:

(a)                                  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of six months after such termination (but in no event after the expiration date of any such Option) and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

(b)                                 In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement, all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option) and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

8.2                                 Termination for Reasons Other than Death, Disability or Retirement.

(a)                                  Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Incentive Award, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options then held by such Participant will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option).

(b)                                 For purposes of this Section 8.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

8.3                                 Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 8, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and all Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award; provided, however, that no Option may remain exercisable beyond its expiration date.

8.4                                 Exercise of Incentive Stock Options Following Termination.  Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

8.5                                 Date of Termination of Employment or Other Service.  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

9.                                       Payment of Withholding Taxes.

9.1                                 General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

9.2                                 Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

10.                                 Change in Control.

10.1                           Change in Control.  For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)                                  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

(b)                                 the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)                                  any person becomes after the effective date of the Plan the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (i) 20% or more, but not 50% or more, of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Continuity Directors (as defined in Section 10.2 below), or (ii) 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(d)                                 a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Continuity Directors, or (ii) 50% or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Continuity Directors);

(e)                                  the Continuity Directors cease for any reason to constitute at least a majority of the Board; or

(f)                                    any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

10.2                           Continuity Directors.  For purposes of this Section 10, “Continuity Directors” of the Company will mean any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination).

10.3                           Acceleration of Vesting.  Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion either in the agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the Participant to whom such Options have been granted remains in the employ or service of the Company or any Subsidiary and all outstanding Stock Awards then held by a Participant will, to the extent applicable, vest and/or continue to vest in the manner determined by the Committee and set forth in any agreement evidencing such Stock Award.

11.                                 Rights of Eligible Recipients and Participants; Transferability.

11.1                           Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.2                           Rights as a Stockholder.  As a holder of Options, a Participant will have no rights as a stockholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

11.3                           Restrictions on Transfer.

(a)                                  Except pursuant to testamentary will or the laws of descent and distribution and except as expressly permitted by Section 11.3(b) of the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.  A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death.  In the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) will be made by, the Participant’s designated beneficiary.  For purposes of the Plan, a “designated beneficiary” will be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee will require in its sole discretion.  If a Participant fails to designate a beneficiary, or if the designated beneficiary does not survive the Participant or dies before the designated beneficiary’s exercise of all rights under the Plan, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant’s personal representative.

(b)                                 The Committee may, in its discretion, authorize all or a portion of the Options to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, ex-spouse, children, step-children or grandchildren of the Participant (the “Family Members”), (ii) a trust or trusts for the exclusive benefit of such Family Members, (iii) a partnership in which such Family Members are the only partners, or (iv) such other persons or entities as the Committee, in its discretion, may permit, provided that (1) there may be no consideration for such a transfer (other than the possible receipt of an ownership interest in an entity to which such a transfer is made), (2) the award agreement pursuant to which such Options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 11.3(b), (3) timely written notice of the transfer must be provided to the Company by the Participant, and (4) subsequent transfers of the transferred Options shall be prohibited except for those in accordance with Section 11.3(a).  Following transfer, any such Option and the rights of any transferee with respect thereto will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, including that the events of termination of employment or other service as provided in the Plan and in any applicable award agreement will continue to be applied with respect to the original Participant, with the transferee bound by the consequences of any such termination of employment or service as specified in the Plan and the applicable award agreement.  The Company will be under no obligation to provide notice of termination of a Participant’s employment or other service to any transferee of such Participant’s Options.  Notwithstanding any Option transfer pursuant to this Section 11.3(b), the Participant will remain subject to and liable for any employment-related taxes in connection with the exercise of such Option.

11.4                           Breach of Confidentiality or Non-Compete Agreements.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary, whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind.

11.5                           Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

12.                                 Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.                                 Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 10 of the Plan.

14.                                 Effective Date and Duration of the Plan.

The Plan is effective as of December 8, 1998, the date it was adopted by the Board.  The Plan will terminate at midnight on December 8, 2008 and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

15.                                 Miscellaneous.

14.1                           Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

14.2                           Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.